                            STOCK PURCHASE AGREEMENT


                                    BETWEEN


                              REEDS JEWELERS, INC.


                                      AND


                              THE SHAREHOLDERS OF


                      THE MELART JEWELERS, INC. IDENTIFIED


                                 ON SCHEDULE A





                              September 29, 1995

                               TABLE OF CONTENTS


1.       Purchase of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         -----------------

2.       The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         -----------

3.       Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         --------------
         3.1.    Total Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 --------------------
         3.2.    Payments at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -------------------
         3.3.    Deferred Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 -----------------
         3.4     Additional Offsets to Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 ------------------------------------

4.       Delivery of Stock and Subsequent Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         ----------------------------------------
         4.1.    Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 --------
         4.2     Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 ---------------

5.       Representations and Warranties of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         ---------------------------------------------
         5.1.    Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -------------------------
         5.2.    Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 -------------------
         5.3.    Agreement Approved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ------------------
         5.4.    Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 -------------
         5.5.    No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 ---------------
         5.6.    Title to Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 --------------
         5.7.    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ---------------
         5.8.    Equipment and Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ----------------------
         5.9.    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 ------
         5.10.   Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ---------
         5.11.   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------
         5.12.   Intellectual Property and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ----------------------------------
         5.13.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 --------------------
         5.14.   No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 -----------------
         5.15.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----
         5.16.   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 ----------------------
         5.17.   Union Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 ---------------
         5.18.   Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------
         5.19.   Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------
         5.20.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ----------
         5.21.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ---------
         5.22.   Affiliate Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 -------------------
         5.23.   Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 ---------------------
         5.24.   Credit Cards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------------
         5.25.   Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ----
         5.26.   Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 --------------------





                                      (i)

         5.27.   Legal Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 --------------
         5.28.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 ----------

6.       Representations and Warranties of the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         -------------------------------------------
         6.1.    Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 -------------------------
         6.2.    Agreement Approved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ------------------
         6.3.    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------
         6.4.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 ----------
         6.5.    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------

7.       Interim Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         -----------------------------

8.       Conditions to Obligations of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         --------------------------------------
         8.1.    Representations True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------
         8.2.    Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 --------------------------
         8.3.    No Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -----------
         8.4.    Closing Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 -------------------
         8.5.    Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------
         8.6.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ---------
         8.7.    Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------------
         8.8.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ----------
         8.9.    Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -------------
         8.10.   Resignations, Accounts, Records, Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------------------------------------
         8.11.   Lease Estoppels and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 ----------------------------
         8.12.   Consignment Vendors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -------------------
         8.13.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------
         8.14.   No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -----------------
         8.15.   Repayment of Loans; Credit Cards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 --------------------------------
         8.16.   Note Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 --------------
         8.17.   Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ----------
         8.18.   Agreements with Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 -------------------------
         8.19.   SCAC Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -------------
         8.20.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 --------------------

9.       Conditions to Obligations of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         ----------------------------------------
         9.1.    Representations True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------------
         9.2.    Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 --------------------------
         9.3.    Closing Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------------------
         9.4.    Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 -------------
         9.5.    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 ----------

10.      Actions To Be Taken By Seller At Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         ----------------------------------------

11.      Actions To Be Taken By Buyer At The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         -------------------------------------------





                                      (ii)

12.      Actions To Be Taken By Buyer After Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         ------------------------------------------

13.      Survival of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         ----------------------

14.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         ---------------
         14.1.   Indemnification of Buyer and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 ------------------------------------
         14.2.   Tax Benefit Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ----------------------
         14.3.   Insured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 --------------
         14.4.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 -----------
         14.5.   Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------

15.      Settlement of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         --------------------
         15.1.   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 ------
         15.2.   Defense and Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 ----------------------

16.      Expenses of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -----------------------

17.      Right to Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -----------------------------

18.      [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ----------

19.      No Other Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         -------------

20.      Tax Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         ------------

21.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         -------------
         21.3.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 ----------------
         21.4.   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ----------
         21.5.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ------------
         21.6.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ------------
         21.7.   Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ---------
         21.8.   Efforts to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 ----------------
         21.9.   COBRA Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 --------------





                                     (iii)

         This Stock Purchase Agreement (the "Agreement"), dated as of the 29th day of September, 1995, is between REEDS JEWELERS, INC., a North Carolina corporation (the "Buyer"), and the sellers listed on Schedule A hereto (collectively the "Sellers").

                                R E C I T A L S:

         A. The Sellers are the record holders and beneficial owners of all of the outstanding capital stock (the "Stock") of THE MELART JEWELERS, INC., a Maryland corporation (the "Company").

         B. The Sellers wish to sell the Stock to the Buyer and the Buyer wishes to acquire the Stock from the Sellers on the terms set forth in this Agreement.

         NOW, THEREFORE, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Purchase of Stock. Subject to all of the terms and conditions of this Agreement, the Sellers agree to sell, transfer and deliver the Stock to the Buyer and the Buyer agrees to buy the Stock from the Sellers at the Closing on the Closing Date (both as defined in Section 2) for the purchase price set forth in Section 3.

         2. The Closing. The sale and purchase shall take place at the closing (the "Closing") at the offices of Silver, Freedman & Taff, L.L.P. at 1100 New York Avenue, N.W., Suite 700 East, Washington, DC at 1:00 p.m. on September 27, 1995, or at such other time and place as may be agreed on by the parties (the "Closing Date").

         3.      Purchase Price.

                 3.1. Total Purchase Price. Subject to all of the terms and conditions of this Agreement, the Buyer shall pay an aggregate purchase price for all of the Stock (the "Purchase Price") equal to $1,977,128.28.

                 3.2. Payments at Closing. On the Closing Date the Buyer shall pay to the Sellers $477,128.28 (the "Closing Date Payment"). The Closing Date Payment will be paid to Silver, Freedman & Taff, L.L.P., as escrow agent, by wire transfer or by certified check in immediately available funds. Also at the Closing, the Buyer will cause the Company to pay (a) $93,661.00 to 8700 Georgia Avenue Limited Partnership, representing the lease termination fee payable for termination of the Company's main office lease effective as of October 31, 1995, and (b) severance payments in the following amounts:

         Albert A. Foer                    $  59,876.06

         Martin L. Stein                   $  47,859.36

         Ronald Sheinbaum                  $  21,475.30

                 3.3. Deferred Payments. The balance of the Purchase Price shall be payable in accordance with the following schedule, by wire transfer or by certified check in immediately available funds:

         First Anniversary of Closing Date                                                                   $ 500,000.00

         Second Anniversary of Closing Date                                                                  $ 500,000.00

         Third Anniversary of Closing Date                                                                   $ 500,000.00

Each such payment (collectively, the "Deferred Payments") will be paid to Silver, Freedman & Taff, L.L.P., as escrow agent, and shall bear interest from the Closing Date at the rate of 6.28% per annum. In addition to any other offsets to which Buyer may be entitled under this Agreement, the Buyer may deduct (i) from any Deferred Payment the amount, if any, by which the net worth of the Company as of June 30, 1995 (as shown on its audited financial statements) is less than zero and/or (ii) from any Deferred Payment any additional amount by which the net worth of the Company as of the Closing Date is less than zero.

         In the event the Sellers dispute the financial statements for the Company as of the Closing Date as audited or reviewed by the independent public accountants chosen by Buyer, Sellers shall have the right to conduct their own audit or review at their sole cost and expense and submit the dispute between the two reports to binding arbitration. The net worth of the Company as of the Closing Date shall be computed using generally accepted accounting principles applied consistently with the manner applied in the preparation of the financial statements identified in Section 5.13; provided, however, that for purposes of this determination net worth shall be increased by the lease termination fee and severance payments to be paid pursuant to Sections 3.2 and 11.2, if paid at closing, and by the $15,000 in professional fees allowed pursuant to Section 5.27.

         If particular facts or circumstances result in the net worth of the Company being less than zero as of the Closing Date, and the Purchase Price is reduced accordingly, the Buyer shall not be entitled to any further reduction of the Purchase Price pursuant to any part of Section 3.4 resulting from the same facts and circumstances, nor shall Buyer be entitled to any indemnification from Sellers pursuant to Section 13 arising from the same facts and circumstances.

         Upon payment of any portion of the Purchase Price to Silver, Freedman & Taff, L.L.P. as escrow agent, Buyer shall have no further responsibility to any Seller for that portion of the Purchase Price.

                 3.4 Additional Offsets to Purchase Price. The Deferred Payments commencing with the First Anniversary of the Closing Date shall be referred to as the "Contingent Deferred Payments". The Contingent Deferred Payments shall be subject to offset for certain specific contingencies in accordance with this Section 3.4 (without limiting Buyer's right of offset for other reasons).

         (a) Full Purchase Price Refund Offer. Buyer may deduct from the Purchase Price (and lower the amount of any Contingent Deferred Payment accordingly) the following amounts, unless for the jurisdiction listed Buyer files for an Escheat Declaratory Judgment within six months after the Closing Date and obtains an Escheat Declaratory Judgment (as defined below) within three years after the Closing Date:

                 Maryland                  $ 131,912

                 Virginia                  $  54,180

                 District of Columbia      $  10,502

         An Escheat Declaratory Judgment shall consist of a final, non-appealable, binding and unequivocal order of a court of competent jurisdiction to the effect that amounts owed under the Company's "Full Purchase Price Refund Offer" program are not subject to the state's escheat laws.

         (b) Accounts Receivable Collection. The Buyer may deduct from the Purchase Price (and lower the amount of any Contingent Deferred Payment accordingly) that amount by which write-offs of the Company's in-house accounts receivable existing as of Closing exceeds $237,000.00. "Write-offs of the Company's in-house accounts receivables" shall include:

         (i) the amount of in-house Company accounts receivable, including finance charges thereon according to the customers' contracts, which are written off within the ten (10) month period after Closing, such in-house accounts to be written off according to the Buyer's customary criteria (i.e., at seven

                 (7) months recency and 12 months contractual), with the accounts receivable as of Closing beginning in their then actual aging in both recency and contractual categories, plus

         (ii) an allowance of 26.68% of any uncollected balance on the in-house Company accounts receivable not yet written off as of ten (10) months following the Closing Date, as provision for future writeoff of such uncollected balance, less

         (iii) actual collections (net of payments to third party collection agencies, if any) of any of the Company's accounts receivable (outstanding as of Closing) after such accounts were written off.

         In the event that the aforesaid calculation yields a figure less than $237,000.00 such difference shall be added to the Purchase Price (and increase the amounts of the Contingent Deferred Payments accordingly).

         The Buyer shall use reasonable efforts to collect the in-house Company accounts receivable during the ten months after Closing, and such collection efforts shall be commensurate with those efforts exerted to collect the Buyer's accounts receivable. The Buyer shall advise Sellers of the nature and status of Buyer's collection efforts, and consider Sellers' suggestions as to ways to maximize such collections.

         The Buyer will identify separately, including but not limited to a collection history record, the Company's in-house portfolio existing as of Closing. Representatives of the Sellers will be given reasonable access to:
(1) the books and records pertaining to the Company's in-house portfolio existing as of Closing; and (ii) the premises from which Buyer's credit department makes its collections. The Buyer will supply the Sellers with monthly reports setting forth the aging of the Company's in-house portfolio.

         The Buyer shall cause the Company to assign to the Sellers (or to such agent as is specified by the Sellers) the charged-off and uncollected in-house accounts (at their then existing account balances, including finance charges) as and when written off. Provided, however, that the Sellers shall severally indemnify the Company and the Buyer from any liability, damage, expense or loss resulting from Sellers' efforts to collect any accounts assigned to Sellers, including but not limited to any liability, damage, expense or loss arising from violation of the Federal Fair Debt Collection Practices Act.

         (c) Lease Assignments. The Buyer may deduct from the Purchase Price any increased costs over the term of the leases arising from this transaction under the Company's rights as a tenant to the properties it leases, including but not limited to fees, penalties, and increases in rental payments (and lower the amounts of the Contingent Deferred Payments accordingly). If any lease is terminated as a result of this transaction the Purchase Price shall be reduced by the amount shown on Schedule 3.4(c). Notwithstanding the provisions of this paragraph, there shall be no reduction in the Purchase Price for any costs or termination resulting from the radius clause in the Company's Springfield, Virginia lease. Deductions pursuant to this Section 3.4(c) shall in no event exceed $250,000.00.

         (d) Equipment in Good Operating Condition and Repair. The Buyer may deduct from the Purchase Price any costs incurred by the Company (as determined by inspections by Buyer or its agents to be permitted by Sellers before the Closing Date) resulting from improperly maintained heating, air conditioning, plumbing, or electrical systems in any of the Company's stores (and lower the amounts of the Contingent Deferred Payments accordingly), provided, however, that the deductions pursuant to this Section 3.4(d) shall be limited to a total of $25,000.00.

         (e) Consignment Inventory. The Buyer may deduct from the Purchase Price (and lower the amounts of the Contingent Deferred Payments accordingly) the cost associated with any consignment inventory for which, as of the Closing Date, no liability has been established on the Company's books and records for a discrepancy between the Company's perpetual inventory and payables records and the records of the Company's consignment vendors, whether resulting from
(1) a shortage in consignment inventory or (2) the sale of such merchandise, either occurring prior to the Closing Date. Buyer will notify the Sellers of any such deductions within 90 days after the Closing Date.

         4.      Delivery of Stock and Subsequent Actions.

                 4.1. Delivery. At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer certificates for all of the Stock, duly endorsed by the Sellers, with signatures guaranteed by a commercial bank or trust company or a member of a national securities exchange. In the event that any Seller is unable to locate his or her certificate representing shares of Stock, the Buyer will accept from such Seller an affidavit of lost certificate and indemnity agreement in a form reasonably acceptable to the Buyer's counsel. The Stock shall be free and clear of all liens, restrictions, encumbrances, charges, security interests and adverse claims of every kind.

                 4.2 Further Actions. The Sellers agree that they shall at any time and from time to time after the Closing Date, upon reasonable request of the Buyer, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the complete assigning, transferring, granting, assuring and confirming to the Buyer and to its successors and assigns of, and for aiding and assisting in obtaining or collecting and reducing to possession, any or all of the Stock.

         5. Representations and Warranties of the Sellers. The Sellers severally represent and warrant to the Buyer as set forth below. Albert A. Foer, Martin L. Stein, Jack Land and Ronald Sheinbaum are referred to as the "Management Sellers". Notwithstanding anything herein to the contrary, all representations and warranties of Sellers other than the Management Sellers shall be to their knowledge (except that no knowledge limitation shall apply to Section 5.6).

                 5.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company is qualified to do business as a foreign corporation in each other jurisdiction in which the Company transacts business and the Company is in good standing in each such jurisdiction. The Company has full corporate power and authority to own and operate its properties, to carry on its business as presently conducted. The Company has full corporate power and authority to execute, deliver and perform this Agreement and doing so will not violate any provision of law or contravene any provisions of its Articles of Incorporation or Bylaws.

                 5.2. Corporate Documents. The Company's Articles of Incorporation, Bylaws and corporate minutes delivered to the Buyer are true, correct and complete as of the date hereof, and the corporate minutes accurately reflect all actions required to be reflected therein.

                 5.3. Agreement Approved. This Agreement has been duly executed and delivered by the Sellers and represents the valid and binding obligation of the Sellers. The execution and delivery of this Agreement and the other agreements of the Sellers contemplated hereby and the compliance with their respective terms will not violate any agreement to which any of the Sellers or the Company is a party, or violate or create a breach of, or constitute a default under, or prevent the Company or any of the Sellers from fulfilling any of their obligations under, any law, agreement, commitment, instrument, order, judgment or decree or other obligation to which any of the Sellers or the Company is subject or by which any of them is bound, or give rise to the acceleration of any obligation of the Company, except as set forth on Schedule 5.3.

                 5.4. Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of voting common stock, $4.70 par value, of which 100 shares are issued and outstanding, and 15,000 shares of nonvoting common stock, $4.70 par value, of which 9,660 shares are issued and outstanding. The Company is not authorized to issue shares of any other class. All outstanding shares of the capital stock of the Company are duly and validly issued and are fully paid and non-assessable. There are no outstanding contracts, options, warrants, rights or other securities or instruments that may entitle any person to acquire shares of the Company whether issued or unissued.

                 5.5. No Subsidiaries. The Company does not own any equity interest in any corporation, partnership or other enterprise.

                 5.6. Title to Stock. Each Seller represents that he or she is the owner, free and clear of any encumbrance, of the number of shares of the capital stock of the Company set opposite that Seller's name on Schedule A.

                 5.7. Title to Assets. The Company has good and marketable title to all of its assets, free and clear of all equities, pledges, liens (except liens for taxes not yet due), security interests or other encumbrances of any kind whatsoever, except as identified on Schedule 5.7.

                 5.8. Equipment and Premises. Except for ordinary wear and tear attributable to the routine and ordinary day-to-day conduct of the Company's business, all of the Company's office and other equipment is in good operating condition and repair. There are no existing structural defects, or infestations by wood damaging or other pests, in any premises leased or owned by the Company. Except as otherwise disclosed in Schedule 5.8, the Company has properly maintained and repaired all heating, air conditioning, plumbing and electrical systems in the premises and all such systems and other equipment, whether owned or leased, are operating satisfactorily or will operate satisfactorily upon utilization in the appropriate season.

                 5.9. Leases. All leases pursuant to which the Company leases any real or personal property are listed in Schedule 5.9 and all such leases are legally valid. There is no existing default or any event that, with notice or lapse of time, or both, would constitute a default by the Company or, to the knowledge of the Sellers, by any other party under any of the leases. The Company is not a party to and is not bound by any other lease. There is no lien, mortgage or other encumbrance on Company's rights as a tenant to the properties identified on Schedule 5.9, except as identified on Schedule 5.9.

                 5.10. Inventory. The Company's inventory consists entirely of new and unused goods (except for estate and refurbished goods which are marketed as such), is in good and marketable condition, and is capable of being sold in the ordinary course of business. The Company's books and records concerning its consignment inventory are true, accurate and complete.

                 5.11. Accounts. All of the Company's accounts receivable arose from bona fide transactions in the ordinary course of business, represent amounts validly due for goods sold or services rendered or other validly increased indebtedness and, to Sellers' knowledge are not subject to offset or any defense to payment.

                 5.12. Intellectual Property and Licenses. The Company owns and has the unrestricted right to use all licenses, patents, trademarks, trade names, service marks, service names, copyrights, inventions and other know-how used in or necessary for the conduct of the Company's business as presently conducted and all payments due under any such license has been paid. The rights obtained through license or other agreement are listed on Schedule 5.12 (the "Licenses"). The Sellers have delivered to the Buyer complete copies of all documents evidencing the Licenses, none of which has been affected by any oral agreement or waiver. All of the Licenses are valid obligations of the parties thereto, enforceable in accordance with their respective terms and there is no existing default or any event that, with notice or lapse of time, or both, would constitute a default by the Company or, to the knowledge of the Sellers, by any other party to any License. All patents, trademarks, trade names, service marks and service names used by the Company are listed on
Schedule 5.12 and, to the Sellers' knowledge, the

Company's use of them has not infringed the rights of others and no claim of such infringement has been made.

                 5.13. Financial Statements. The Sellers have delivered to the Buyer copies of the audited financial statements of the Company for the years ended June 30, 1991 through 1994, inclusive, and unaudited financial statements for the year ended June 30, 1995 (the "Financial Statements"). All the Financial Statements are true, correct and complete (for the period covered by them), have been prepared in accordance with generally accepted accounting principles consistently applied and fairly reflect the financial condition and results of operations of the Company at the dates and for the periods indicated. The Financial Statements adequately disclose all of the Company's assets and liabilities and all information necessary to reflect its financial condition as of their respective dates. The financial books and records of the Company properly reflect and disclose all transactions entered into by the Company.

                 5.14. No Adverse Change. Since June 30, 1995, there has been no material adverse change in the condition, financial or otherwise, assets, liabilities, properties, labor relations or business of the Company, except for such changes as may be customary due to the seasonal nature of the Company's business. Since June 30, 1995, there has not been any damage, destruction or loss, whether covered by insurance or not, materially affecting any of the properties or the business of the Company nor has there been any material increase in the compensation payable by the Company to any officer or employee, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officer or employee. Since June 30, 1995, the Company's inventories have been maintained at customary levels. Except as disclosed in Schedule 5.14, and except as otherwise permitted or specifically contemplated under this Agreement, since June 30, 1995, the Company (i) has not paid or declared any dividends, (ii) has not made or committed to make any distribution of assets and (iii) has not made or committed to make any loans.

                 5.15. Taxes. All tax returns of the Company, including but not limited to, returns of income, sales, social security, property, withholding and unemployment taxes that are required to have been filed by the Company to date have been duly prepared, timely filed and are true and correct, and all taxes, interest and penalties shown thereon or due in connection therewith have been paid, if due, or accrued, if not yet due. The Company has not waived any statute of limitations for federal or state tax purposes. No deficiency has been proposed and not paid with respect to any tax return filed by the Company. All payroll taxes that the Company is required by law to withhold have been withheld and properly deposited.

                 5.16. Employee Benefit Plans. Except as otherwise disclosed in Schedule 5.16, the Company does not have any bonus, deferred compensation, profit sharing, pension, retirement or stock option plan or agreement, or any other type of employee benefit plan or any accrued obligation thereunder, or any current or prospective obligation for the payment of severance pay to any current or former employee. All such plans, agreements or obligations are disclosed in Schedule 5.16 and are referred to herein as "Employee Benefit Plans". The Company has delivered to the Buyer complete copies of all documents governing such plans and obligations and copies of all such agreements and copies of all reports applicable thereto. All accrued vacation pay and sick pay due to the Seller's employees is set forth on
Schedule 5.16. The Company and each Employee Benefit Plan has been and is in full compliance with all applicable laws, regulations and orders, including, to the extent applicable, the Employee

Retirement Income Security Act of 1974, the Internal Revenue Code and the Consolidated Omnibus Budget Reconciliation Act of 1985 (all as amended).

                 5.17. Union Contracts. The Company is not, and has never been, a party to any collective bargaining or other labor agreement. There is no employee dispute, grievance or controversy pending or threatened against the Company and, to the knowledge of the Sellers, there is no basis for such dispute, grievance or controversy. The Company has complied with all applicable equal employment opportunity laws.

                 5.18.    Commitments.  Except as otherwise disclosed in
Schedule 5.18, the Company is not subject to or bound by any agreement, commitment, lease, agreement not to compete or other obligation extending beyond the date hereof that is not terminable by the Company without liability therefor, and the Company is not a party to any guaranty or endorsement. There has not been any default in any obligation to be performed by the Company under any of such agreements, commitments, leases, agreements not to compete or other obligations, and no party thereto has waived any material rights under or with respect to such agreements, commitments, leases, agreements not to compete and other obligations.

                 5.19. Undisclosed Liabilities. The Company does not have any liability or obligation, whether contingent or otherwise, other than (i) those disclosed in the Financial Statements and notes thereto, (ii) those disclosed in this Agreement and (iii) liabilities incurred in the ordinary course of business since June 30, 1995, in amounts and on terms consistent with past practices. All of the Company's open purchase orders are listed in
Schedule 5.19. There is no basis for any claim against the Company relating to defects in any product sold by the Company.

                 5.20. Litigation. There are no suits, claims, or proceedings by or before any court, arbitrator or governmental authority pending or, to the knowledge of the Sellers, threatened, against the Company, except as disclosed in Schedule 5.20. The Company is not subject to any judgment, award, order or decree. None of the Sellers nor any previous stockholders of the Company, have any claims against the Company or its assets, except as disclosed on Schedule 5.20.

                 5.21. Insurance. The Company maintains in full force and effect the insurance policies listed in Schedule 5.21. There has been no default in the payment of premiums on any policy, and to the knowledge of the Sellers, there is no ground for cancellation or avoidance of any policy or for reduction of the coverage provided by it. Based on the advice of the Company's insurance broker and to the knowledge of the Sellers, such insurance policies adequately insure the Company against all risks customarily insured against by parties engaged in businesses similar to the Company's business.

                 5.22. Affiliate Interests. All of the officers and directors of the Company are identified on Schedule 5.22. Except as disclosed on Schedule 5.22, no officer, director or stockholder of the Company has any substantial financial interest, direct or indirect, in any supplier, customer, lessor or lessee of the Company, has property or assets belonging to the Company, or, is entitled to any indemnification from the Company or is indebted to the Company on amounts of loans or advances of any kind.

                 5.23. Employment Agreements. Except as otherwise disclosed in Schedule 5.23, the Company does not have any employment, service or consulting agreement with any person or entity which cannot be terminated at any time with or without cause and without liability to the Company.

                 5.24. Credit Cards. All credit cards issued for the account of the Company are listed in Schedule 5.24.

                 5.25. Name. Except as set forth on Schedule 5.25, the Company has not done business in any name other than its corporate name.

                 5.26. Compliance With Laws. The Company has obtained all governmental approvals, permits and licenses required to conduct its business, all of which are in full force and effect and are not subject to any condition other than those identified in Schedule 5.26. To the knowledge of Sellers, the Company has fully complied with all laws, ordinances, regulations and orders, including all zoning, safety and environmental laws, ordinances, regulations and orders, applicable to the business or the properties of the Company, and the present uses by the Company of its properties, whether leased or owned, do not violate any such laws, ordinances, regulations or orders. To the knowledge of Sellers, except as otherwise disclosed in Schedule 5.26, there is not currently and in the past there has not been (i) any use, treatment, storage or disposal of any hazardous waste, substance or material or pollutant on any of the Company's properties, whether leased or owned, (ii) any spill, leakage, discharge or release of any hazardous waste, substance or material or pollutant thereon or therefrom, (iii) any off-site disposal by the Company of any hazardous substance or pollutant in any location or (iv) any hazardous condition in existence on or adjacent to any of the Company's properties, whether leased or owned. To the knowledge of Sellers, the Company has not purchased or sold asbestos or any other hazardous substance. To the knowledge of the Sellers, the Company is not subject, and will not be subject, to any liability or claim in connection with any environmental law or any use, treatment, storage or disposal of any hazardous substance or pollutant or any spill, leakage, discharge or release of any hazardous substance or pollutant as a result of having owned or leased the Premises or operated any business.

                 5.27. Legal Expenses. The Sellers, and not the Company, have paid (or will pay from the Purchase Price) all professional fees incurred in connection with the transaction contemplated by this agreement for the period commencing with July 12, 1995 (except for legal fees incurred after July 12, 1995 in an amount not exceeding $15,000.00).

                 5.28. Disclosure. No representation or warranty made by the Sellers in this Agreement, or in any statement, certificate or other instrument furnished to the Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains (or will contain when furnished) any untrue statement of a material fact or omits (or will omit, when furnished) a material fact necessary to make the statements herein or therein not misleading, provided, however, that any disclosure of a fact or state of facts set forth in any Schedule to this Agreement shall be deemed a disclosure of such fact or state of facts with respect to each and every representation or warranty of the Sellers, regardless of whether specific reference thereto is made in the representation or warranty or any Schedule referenced therein.

         6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as set forth below.

                 6.1. Organization and Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina. The Buyer has full corporate power and authority to execute, deliver and perform this Agreement, and doing so will not violate any provision of law or contravene any provision of its articles of incorporation or bylaws.

                 6.2. Agreement Approved. This Agreement and the transactions provided for in this Agreement by the Buyer have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes (and each other document to be executed by the Buyer in connection with this Agreement, when executed and delivered, will constitute) the legal, valid and binding obligation of the Buyer enforceable in accordance with its terms.

                 6.3. No Default. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions provided for herein do not and will not constitute a breach of, or default under, any law, agreement, commitment, instrument, order, judgment or decree to which the Buyer is a party or to which any of its assets is subject. Provided, however, that consummation of the transactions may result in violation of certain covenants in agreements governing indebtedness of the Buyer (for which the Buyer anticipates obtaining waivers prior to Closing), but such a violation will not affect Buyer's obligation to close under this agreement in accordance with its terms.

                 6.4. Litigation. There are no suits, claims, or proceedings by or before any court, arbitrator or governmental authority or, to the knowledge of the Buyer, threatened, against the Buyer that could materially affect the Buyer's ability to perform its obligations under this Agreement.

                 6.5. Financial Condition. The Buyer's shareholders' equity as of August 31, 1995 was at least $25,000,000.00.

                 7. Interim Operation of Business. The Sellers covenant that from the date hereof through the Closing Date the Company shall:

                 (a) Conduct its business only in the ordinary course and incur no liabilities, direct or contingent, except in the ordinary course of business consistent with past practices;

                 (b) Use all reasonable efforts to preserve its business intact, keeping available the services of the present officers thereof and preserving relationships with suppliers, customers and others with whom the Company has business dealings;

                 (c)      Maintain its inventories at customary seasonal levels;

                 (d) Maintain all of its properties in customary repair, order and condition and maintain in full force and effect all licenses, franchises and other intangible assets owned by the Company;

                 (e) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                 (f) Not pay or declare any dividends, not pay or commit to pay any bonuses or salary increases, not make or commit to make any distribution of assets, not make or commit to make any loans or otherwise dispose of its assets other than in the ordinary course of business consistent with past practices; provided, however, that the Company may make payments to Albert A. Foer and Martin L. Stein to compensate them for the depletion of cash value of life insurance owned by the Company, so long as such payments do not cumulatively total more than $35,000 (whether before or after the date hereof);

                 (g) Advise the Buyer of any vendor purchase orders the Company intends to execute and not execute any vendor purchase order to which the Buyer objects (provided, however, that the Company may make special customer orders and fill-in reorders, not to exceed in the aggregate $25,000.00);

                 (h) Promptly advise the Buyer in writing of any material adverse change, known or threatened, in the financial condition, business or affairs of the Company; and

                 (i) Not make any change to its Articles of Incorporation, as amended, or Bylaws.

         8. Conditions to Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the fulfillment prior to Closing of each of the following conditions.

                 8.1. Representations True. All representations and warranties of the Sellers contained in this Agreement, all of which shall be deemed made again as of the Closing Date, shall be true and complete.

                 8.2. Performance of Obligations. The Sellers shall have performed and complied with all covenants, terms and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

                 8.3. No Casualty. None of the Company's assets or property leased by the Company shall have suffered damage by fire, flood or other casualty so as to impair the ability of the Buyer to operate the Company's business after the Closing Date or to increase the expense thereof to a material extent.

                 8.4. Closing Certificate. The Buyer shall have received the Sellers' written certification with respect to the satisfaction of the conditions set forth in this Section 8.

                 8.5. Transfer Taxes. The Sellers shall have paid, or made provision for payment by a method acceptable to Buyer, all transfer taxes, sales taxes, property taxes or similar taxes due or to become due because of the transactions contemplated hereby.

                 8.6. Insurance. The Sellers shall have delivered to the Buyer written confirmation from the Company's insurance company or broker that each policy of insurance issued by an insurance company identified in Schedule
5.21 is in full force and effect at the Closing Date and has been at all times since its date of issue in full force and effect.

                 8.7. Closing Documents. The Sellers shall have delivered all documents and taken all actions required at the Closing under Section 10.

                 8.8. Litigation. There shall be no pending or threatened litigation or any investigation by any governmental body or any legal, administrative or arbitration proceeding pending or threatened which may have a material adverse effect on the operation of the Company's business by the Buyer, except as may be disclosed at Schedule 5.20. No action shall have been taken to enjoin the transactions contemplated by this Agreement.

                 8.9. Legal Opinion. The Buyer shall have received the written opinion of Silver, Freedman and Taff, counsel for the Sellers, in form and substance reasonably satisfactory to the Buyer, as to certain matters concerning the Company, the Stock, and the enforceability of this Agreement.

                 8.10. Resignations, Accounts, Records, Releases. The Buyer shall have received from the Sellers written resignations of all officers and directors of the Company as of the Closing Date to be effective immediately following the Closing, a written statement of the name of each bank in which the Company maintains an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto and in what combinations, the names of all persons authorized to borrow money for, or who hold powers of attorney from, the Company together with a statement of the terms thereof. The Buyer shall also have received from the Sellers' possession, at the office of the Company, of the records, books, corporate seal, stock book, minute book and all documents, instruments, check-books and other records, agreements and contracts of the Company and written instructions to each of the Company's banks canceling the right of all current signatories as of the Closing Date to sign checks or otherwise transact any business with such banks with respect to accounts of the Company.

         The Buyer shall also have received from each of the Sellers and each of the Directors and Officers of the Company, a document pursuant to which each such person releases and forever discharges the Company and the Buyer from any and all claims, demands, damages, actions, causes of action, or suits at law or inequity, of any kind or nature arising from actions occurring prior to the Closing Date or existing as of the Closing Date (except, as to Goldie Sheinbaum and the Estate of Melvin Foer, amounts payable under the promissory notes as amended pursuant to Section 8.16).

                 8.11. Lease Estoppels and Consents. The Sellers shall have delivered to the Buyer copies of requests for consents and estoppel certificates in form satisfactory to the Buyer from each lessor of real or personal property identified in Schedule 5.9 attached hereto, which requests shall be mailed at the completion of the Closing. The consent and estoppel certificates shall provide that notwithstanding the transaction contemplated by this Agreement, the Company's leases shall remain in full force and effect with no increases in rent or other fees, and that the Company may utilize any of the Buyer's trade names. In addition, the Sellers shall have delivered to the Buyer evidence of termination of the Company's current lease for the corporate offices at 8700 Georgia Avenue, Silver Spring, MD, effective as of October 31, 1995 and of modification of the lease to provide that the tenant shall have no responsibility with respect to the condition of the premises, including for repairs or return to previous condition, except in connection with changes or damages occurring after the Closing Date and before October 31, 1995.

                 8.12. Consignment Vendors. The Management Sellers will have used their best efforts to obtain and deliver to the Buyer verification of the Company's consignment inventories from each of the Company's consignment vendors.

                 8.13. Consents. To the extent reasonably required by Buyer, each party to any material agreement with the Company which requires consent to the transaction contemplated by this Agreement, shall have consented to the transactions contemplated by this Agreement and shall not have terminated or threatened to terminate such agreement.

                 8.14. No Adverse Change. As of the Closing, no event shall have occurred and no circumstance shall exist that may materially affect or, in the reasonable judgment of the Buyer, threatens to affect the Company's business or condition, prospects, or properties.

                 8.15. Repayment of Loans; Credit Cards. All indebtedness of the directors and officers of the Company owed to the Company shall be repaid on or before the Closing Date, and all indebtedness of all other employees unless advanced in the ordinary course of business (such as trade receivables or travel advances) shall be repaid on or before the Closing Date. The Sellers shall certify on the Closing Date that all such indebtedness has been repaid. All credit cards of all directors, officers and employees and their relatives and others issued in the name of the Company shall be returned to the Company on or before the Closing Date and shall be delivered to the Purchaser on the Closing Date.

                 8.16. Note Amendment. The Company is currently obligated to Goldie Sheinbaum ("Sheinbaum") in the principal amount of $250,000.00, as evidenced by the Company's Promissory Note dated June 11, 1990 and is indebted to The Estate of Melvin Foer in the amount of $67,365.95 (representing principal and accrued interest through September 15, 1995), as evidenced by the Company's Promissory Note dated July 1, 1984, (the "Notes"). The Company shall have amended the Notes to provide that (i) they shall bear interest at the "prime rate" as stated in the Wall Street Journal on the 15th day of each month (or the first business day thereafter) and (ii) they shall be repaid in full by January 15, 1996.

                 8.17. Legal Fees. The Sellers shall deliver a certificate from the law firm of Silver, Freedman & Taff stating that obligations of the Company (or for which the Company may be responsible) to the law firm through the Closing Date have been satisfied.

                 8.18. Agreements with Employees. Albert A. Foer, Martin L. Stein, Ronald Sheinbaum and Jack Land shall have agreed with the Company as follows. Messrs. Foer, Stein, Sheinbaum and Land shall be prohibited from the following activities for a period of three years from the Closing Date: (a) soliciting for employment or hiring for themselves, or any other person or entity, persons employed by the Company as of the Closing, except for home office employees terminated by the Company after Closing or employees who have not been Company employees for at least one year prior to their hiring, (b) advertising to the public their prior affiliation with the Company, (c) soliciting for the sale of jewelry persons who were customers of the Company as of the Closing Date, and (d) obtaining, for themselves or any other person or entity, a lease for a jewelry store in any mall or shopping center in which the Company operates as of the Closing Date. Provided, however, that this
Section 8.18 shall not be violated by Messrs. Foer, Stein, Sheinbaum or Land either (i) being involved in opening a retail store in any mall or shopping center if such store does not offer for sale merchandise commonly associated with retail jewelry stores, (ii) are employed by a retail jeweler existing as of the Closing Date that opens a store prohibited in part (d) above, so long as not personally involved in deciding to obtain such a location or (iii) disclosing their prior affiliation with the Company to a potential employer or by way of a resume, biography or curriculum vitae. By execution of this Agreement, Messrs. Foer, Stein, Sheinbaum and Land acknowledge that their agreements in this Section shall automatically be effective as of the completion of the Closing, without the requirement of any additional action.

                 8.19. SCAC Contract. The Sellers shall have delivered to the Buyer an agreement between the Company and Shoppers Charge Account Co. ("SCAC") modifying the Company's contract with SCAC dated August 31, 1994, as amended, and the Operating Agreement between the Company and SCAC, satisfactory in form and substance to Buyer in its sole and absolute discretion.

                 8.20. Financial Statements. The Sellers shall have delivered to the Buyer audited financial statements for the Company as of June 30, 1995 showing a net worth not less than zero, and showing no material change from the unaudited financial statements as of June 30, 1995 previously provided to Buyer.

         9. Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions.

                 9.1. Representations True. All representations and warranties of the Buyer contained in this Agreement, all of which shall be deemed made again as of the Closing Date, shall be true and complete.

                 9.2. Performance of Obligations. The Buyer shall have performed and complied with all covenants, terms and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

                 9.3. Closing Certificate. The Sellers shall have received the Buyer's written certification with respect to the satisfaction of the conditions set forth in this Section 9.

                 9.4. Legal Opinion. The Sellers shall have received the written opinion of Zimmer & Zimmer, L.L.P., counsel for the Buyer, in form and substance reasonably satisfactory to the Sellers, as to certain matters concerning the Buyer and the enforceability of this Agreement.

                 9.5.     [Reserved].

         10. Actions To Be Taken By Seller At Closing. At the Closing, in addition to the transfer of certificates for the Stock, the Sellers shall execute and deliver, or cause to be executed and delivered, to the Buyer, good standing certificates for the Company and such other documents as are called for under this Agreement or may be reasonably requested by Buyer:

         11. Actions To Be Taken By Buyer At The Closing. At the Closing, the Buyer shall make the Closing Date Payment to the Sellers, and deliver such other documents as are called for under this Agreement or reasonably requested by Sellers (including financial statements for the Buyer as of August 31, 1995 showing compliance with the financial condition requirement contained in
Section 6.5.

         The Buyer shall also cause the Company to offer to transfer to Albert
A. Foer, Goldie Sheinbaum, Jack Land, Don Bowen, Martin L. Stein, Peter Barber, Ronald Sheinbaum and Michael Brown the vehicles they currently operate. Each person who accepts an offer to transfer a vehicle currently leased to the Company shall within 60 days after the Closing obtain a release of the Company from all obligations associated with the lease. For such vehicles that are owned by the Company, the Company shall have been paid the higher of book value (as shown on the Company's June 30, 1995 financial statement) or the NADA wholesale price as of the Closing.

         The Buyer will cause the Company to offer to transfer to the insureds any Company-owned life insurance policies in exchange for an amount equal to the value of such policies as shown on the Company's books, provided that the Company is released from any associated liabilities.

         12. Actions To Be Taken By Buyer After Closing. The Buyer shall cause the Company to make severance payments to all corporate office employees of the Company (other than those identified on Section 3.2) in an amount equal to one week's salary (as of the date of this Agreement) for each year of service to the Company, up to a maximum of eight weeks' salary, plus accrued vacation according to Company policy. Such payments shall be made in a timely manner by the Company after termination of such employees (and, in any event, no later than the time required by applicable law).

         The Buyer shall use its best efforts to secure releases from NationsBank of the personal guarantees of the Company's obligations by Albert
A. Foer and Goldie Sheinbaum and of the lien on the real property located at 8700 Georgia Avenue, Silver Spring, Maryland.

         The Buyer shall cause the Company to sell to each Seller, for a period of three years following the Closing Date, jewelry for their personal use and not for resale, at the Company's wholesale cost for such jewelry.

         13. Survival of Warranties. All covenants, representations and warranties contained herein shall survive any investigation at any time made by or on behalf of the Buyer, its successors and assigns (the "Indemnified Party") and shall survive the Closing.

         14.     Indemnification.

                 14.1. Indemnification of Buyer and Company. The Sellers hereby severally agree to indemnify and hold the Buyer and the Company (together with their successors and assigns, each an "Indemnified Party") harmless from any damage, expense or loss resulting from:

                          (i) Any misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking or agreement on the part of Seller under this Agreement or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer hereunder;

                          (ii) All liabilities of, or claims against, the Company that are attributable or chargeable to the ownership and operation of the business of the Company prior to the Closing and are not reflected in the Financial Statements or the Schedules attached hereto, which liabilities and claims include all debts, liabilities and obligations of any nature, absolute or contingent, foreseen or unforeseen, arising from any transaction occurring prior to the Closing; and

                          (iii) All actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including interest paid thereon and all reasonable attorneys' fees incurred) incident to the foregoing.

         Notwithstanding the foregoing, the Buyer will not be entitled to a claim against the Sellers under this Section 13 unless the aggregate amount of such claim is at least $25,000.00, Buyer's right to indemnification under
Section 13 shall be capped at a maximum recovery of $500,000.00, and indemnification of the Buyer by any one Seller shall not exceed that Seller's proportionate share of the Purchase Price net of all offsets (as identified on Schedule A).

         The Buyer hereby agrees to indemnify and hold the Sellers (each an "Indemnified Party") harmless from any damage, expense or loss resulting from
(i) any misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking or agreement on the part of the Buyer under this Agreement or any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer hereunder; (ii) all liabilities of, or claims against, the Company that are attributable or chargeable to the ownership and operation of the business of the Company following the Closing; and (iii) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, (including interest paid thereon and all reasonable attorneys fees incurred) incident to the foregoing. Without limitation of the foregoing, the Buyer agrees to indemnify (i) Albert A. Foer and Goldie Sheinbaum from their guarantees of the Company's lease for its store at Beltway Plaza and their guarantees of the Company's obligations to NationsBank, and (ii) 8700 Georgia Avenue Limited Partnership from any loss, damages or expenses incurred as a result of efforts by NationsBank (following the

Closing) to foreclose on the lien on the real property located at 8700 Georgia Avenue, Silver Spring, Maryland securing the Company's obligations to NationsBank.

                 14.2.    Tax Benefit Adjustment.  The foregoing
indemnification shall be net of any tax benefit actually realized by the Indemnified Party in connection with a loss indemnified hereunder, but after giving effect to any tax which may be required to be paid on the indemnification payment.

                 14.3. Insured Claims. If a claim asserted against the Indemnified Party, which could constitute a basis for indemnification hereunder, is or may be covered by liability insurance, the Indemnified Party agrees to use reasonable efforts to cause the insurer to pay the claim.

                 14.4. Termination. (a) On the third anniversary of the Closing Date (the "Payment Date"), the indemnification obligations provided for above shall terminate, except with respect to (i) any claim of which the Indemnified Party has provided notice prior to the Payment Date; (ii) any claim for taxes, and interest and penalties thereon, payable by the Indemnified Party under this Agreement; (iii) any breach of the representations and warranties set forth in Section 5.26; and (iv) any claim for products liability recoverable from the Sellers under this Agreement.

                 14.5. Setoff. Buyer may setoff amounts for which it is entitled to indemnification against any Contingent Deferred Payments due to Sellers.

         15.     Settlement of Claims.

                 15.1. Notice. If any claim that is covered by Section 14 above is made against an Indemnified Party, the Indemnified Party shall give prompt written notice of such claim (the

"Indemnity Notice") to the Sellers. Failure to give or delay in giving the Indemnity Notice shall not relieve a Seller of the Seller's obligation to indemnify unless, and to the extent that, the Seller is materially prejudiced by the failure or delay.

                 15.2. Defense and Settlement. (a) Upon receipt by the Sellers of the Indemnity Notice, the Sellers shall have the responsibility of defending the claim, and all expenses (including attorneys' fees) incurred in connection therewith shall be paid by the Sellers, and shall notify the Indemnified Party of their intention to defend within 10 days of receipt of notice. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense. If any Seller defends the claim, the defending Seller or Sellers shall have the exclusive right to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that the Sellers, except with the consent of the Indemnified Party, shall not consent to entry of judgment or enter into any settlement that admits wrongdoing by the Company, involves injunctive relief against the Company, or that does not include an unconditional release by the claimant of the Indemnified Party from all liability in respect to such matter.

                 (b) If a claim under Section 13 is not defended by any Seller and the claim is determined favorably to the Indemnified Party, the Indemnified Party shall give notice to the Sellers of the amount of the expenses (including reasonable attorneys' fees) incurred with respect to such claim, and the Sellers shall remit such amount to the Indemnified Party promptly. If the claim is finally determined adversely to the Indemnified Party or if the Indemnified Party compromises the claim, the Indemnified Party shall give notice to the Sellers of the amount of such claim as finally determined or compromised (including the amount of the Indemnified

Party's costs and interest with respect thereto and attorneys' fees, if applicable), and the Sellers shall remit such amount to the Indemnified Party promptly except to the extent that payment is setoff against any Deferred Payments. References herein to costs and attorneys' fees shall also include all costs and attorneys' fees incurred in appeals.

         16. Expenses of the Parties. Except as specifically provided herein, all expenses incurred by or on behalf of the parties hereto including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be borne solely by the party who shall have incurred such expenses and the other party shall have no liability in respect thereof. The Company will bear its own normal and customary audit expenses.

         17. Right to Specific Performance. In addition to other remedies available at law or in equity, if the Buyer or the Sellers fail to perform their respective obligations hereunder, the other shall have the right (i) to terminate its obligations hereunder by giving written notice of such termination or (ii) to require specific performance of the obligation not performed.

         18.     [Reserved].

         19. No Other Bids. Unless this Agreement is terminated by Buyer, Sellers will not solicit other bids for the Stock, accept any bids therefor, whether solicited or unsolicited, negotiate with any other person or entity with respect to the sale of the Stock, or vote in favor of any merger or share exchange involving the Company.

         20. Tax Election. The parties acknowledge that Buyer intends to make an election pursuant to Section 338(a) of the Internal Revenue Code in connection with its purchase of the

Stock. The Sellers and the Company agree to cooperate with the Buyer in making timely joint Section 338(h)(10) elections in accordance with the Internal Revenue Code.

         21.     Miscellaneous.

                 21.1. Notices. All notices and other communications provided for hereunder shall be in writing, unless otherwise specified, and shall be deemed to have been duly given if delivered personally, given by prepaid telegram, overnight courier, facsimile, or mailed, registered or certified mail, postage prepaid, to the following addresses or at such other addresses as the parties hereto may designate from time to time in writing:

         If to the Sellers:

                 As set forth on Schedule A


         If to the Buyer:

                 Reeds Jewelers, Inc.
                 2525 S. 17th Street
                 Wilmington, North Carolina
                 Attention:       Alan M. Zimmer
                                  President and CEO


                 21.2. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 21.3. Entire Agreement. All understandings and agreements of the parties are merged into this Agreement and the instruments and agreements specifically referred to herein.

                 21.4. Successors. This Agreement inures to the benefit of and shall be binding on each of the parties hereto or any of them, their respective representatives and successors.

                 21.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 21.6. Severability. In the event any provision of this Agreement is deemed to be unenforceable, the remainder of this Agreement shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

                 21.7. Brokerage. The Buyer represents to the Sellers that it has not incurred any liability for any brokerage or similar services in connection with the transactions contemplated in this Agreement and agrees to hold the Sellers harmless from any expenses the Buyer may have incurred in connection with such services. The Sellers represent to the Buyer that they have not incurred any liability for any brokerage or similar services in connection with the transactions contemplated in this Agreement, and agree to hold the Buyer harmless from any expenses the Sellers may have incurred in connection with such services.

                 21.8. Efforts to Close. Buyer and Sellers each agree to use their best efforts to complete the transactions contemplated by this Agreement, including taking all steps reasonably necessary to satisfy conditions precedent to the obligations contained herein.

                 21.9. COBRA Coverage. Following the Closing, the Buyer will cause the Company to comply with all laws concerning health-care benefit continuation for employees who are terminated (and will offer coverage required by law at the expense of the employees).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written down.

                                REEDS JEWELERS, INC.


                                By: Alan M. Zimmer
                                   -----------------------------------------
                                   Title: President and CEO
                                         -----------------------------------

                                SELLERS

                                /s/ Albert A. Foer
                                --------------------------------------------
                                         Albert A. Foer

                                /s/ Martin L. Stein
                                --------------------------------------------
                                         Martin L. Stein

                                /s/ Jack Land
                                --------------------------------------------
                                         Jack Land


                                The Estate of Melvin Foer

                                By: Albert A. Foer
                                   -----------------------------------------

                                Title: Personal Representative
                                      --------------------------------------

                                Paul Foer by Albert A. Foer attorney-in-fact
                                --------------------------------------------
                                         Paul Foer

                                Gordon Foer by Albert A. Foer attorney-in-fact
                                --------------------------------------------
                                         Gordon Foer

                                Laura Jaffe by Albert A. Foer attorney-in-fact
                                --------------------------------------------
                                         Laura Jaffe

                                /s/ Ronald Sheinbaum
                                --------------------------------------------
                                         Ronald Sheinbaum

                                /s/ Bonnie Gorman
                                --------------------------------------------
                                         Bonnie Gorman

                              THE MELART JEWELERS, INC.
                              (solely for the purpose of agreeing to make the payments called for in Section 3.2)


                              By: Albert A. Foer
                                 -------------------------------------------

                                 Title: Chairman and CEO
                                       -------------------------------------